                                                                                                            EXHIBIT 12
                                                                                                         Page 1


                                                       OHIO EDISON COMPANY
                                          CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                                                                         Year Ended December 31,
                                                            ------------------------------------------------
                                                              1992      1993      1994      1995      1996
                                                            --------  --------  --------  --------  --------
                                                                          (Dollars in Thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
  Income before extraordinary items                         $276,986  $ 24,523   $303,531  $317,241  $315,170
  Interest and other charges, before reduction for
    amounts capitalized                                      296,292   285,169    283,849   273,719   255,572
  Provision for income taxes                                 147,407    32,431    188,886   199,307   201,295
  Interest element of rentals charged to income (a)          117,224   104,700    108,463   111,534   114,093
                                                            --------  --------  ---------  --------  --------
    Earnings as defined                                     $837,909  $446,823   $884,729  $901,801  $886,130
                                                            ========  ========   ========  ========  ========

FIXED CHARGES AS DEFINED IN REGULATION S-K:
  Interest on long-term debt                                $275,835  $262,861   $259,554  $243,570  $211,935
  Other interest expense                                      13,958    16,445     18,931    22,944    28,211
  Subsidiaries' preferred stock dividend requirements          6,499     5,863      5,364     7,205    15,426
  Adjustment to subsidiaries' preferred stock dividends
    to state on a pre-income tax basis                         3,420     7,659      3,294     2,956     2,910
  Interest element of rentals charged to income (a)          117,224   104,700    108,463   111,534   114,093
                                                            --------  --------   --------  --------  --------
    Fixed charges as defined                                $416,936  $397,528   $395,606  $388,209  $372,575
                                                            ========  ========   ========  ========  ========

CONSOLIDATED RATIO OF EARNINGS TO FIXED
  CHARGES (b)                                                   2.01      1.12       2.24      2.32      2.38
                                                                ====      ====       ====      ====      ====

------------------------
(a) Includes the interest element of rentals where determinable plus
    1/3 of rental expense where no readily defined interest element can be determined.
(b) These ratios exclude fixed charges applicable to the guarantee of the debt of a coal supplier aggregating $9,762,000, $8,565,000, $7,424,000,
    $6,315,000 and $5,093,000 for each of the five years ended December 31, 1996, respectively.

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
                                                                                                     EXHIBIT 12
                                                                                                         Page 2
                                                   OHIO EDISON COMPANY
                             CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED AND
                                PREFERENCE STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)
                                                                         Year Ended December 31,
                                                            ------------------------------------------------
                                                              1992      1993      1994      1995      1996
                                                            --------  --------  --------  --------  --------
                                                                          (Dollars in Thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
  Income before extraordinary items                         $276,986  $ 24,523  $303,531  $317,241  $315,170
  Add-
    Interest and other charges, before reduction for
      amounts capitalized                                    296,292   285,169   283,849   273,719   255,572
    Provision for income taxes                               147,407    32,431   188,886   199,307   201,295
    Interest element of rentals charged to income (a)        117,224   104,700   108,463   111,534   114,093
                                                            --------  --------  --------  --------  --------
      Earnings as defined                                   $837,909  $446,823  $884,729  $901,801  $886,130
                                                            ========  ========  ========  ========  ========
FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS PREFERRED
  AND PREFERENCE STOCK DIVIDEND REQUIREMENTS
  (PRE-INCOME TAX BASIS):
  Interest on long-term debt                                $275,835  $262,861  $259,554  $243,570  $211,935
  Other interest expense                                      13,958    16,445    18,931    22,944    28,211
  Preferred and preference stock dividend requirements        30,425    29,570    27,043    29,699    27,923
  Adjustment to preferred and preference stock dividends
     to state on a pre-income tax basis                       15,854    38,265    16,444    16,745    10,542
  Interest element of rentals charged to income (a)          117,224   104,700   108,463   111,534   114,093
                                                            --------  --------  --------  --------  --------
    Fixed charges as defined plus preferred and
      preference stock dividend requirements
      (pre-income tax basis)                                $453,296  $451,841  $430,435  $424,492  $392,704
                                                            ========  ========  ========  ========  ========
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS
  PREFERRED AND PREFERENCE STOCK DIVIDEND REQUIREMENTS
  (PRE-INCOME TAX BASIS) (b)                                    1.85      0.99(c)   2.06      2.12      2.26
                                                                ====      ====      ====      ====      ====

------------------------------
(a)Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.
(b)These ratios exclude fixed charges applicable to the guarantee of the debt of a coal supplier aggregating $9,762,000, $8,565,000, $7,424,000,
   $6,315,000 and $5,093,000 for each of the five years ended December 31, 1996, respectively.
(c)Earnings as defined were deficient in 1993 by $5,018,000 to cover fixed charges plus preferred stock dividend requirements (pre-income tax basis).
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